
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus I
Financial Statements for the year ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       1,021,686
<SECURITIES>                                 3,797,789
<RECEIVABLES>                                   28,327<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               538,352
<PP&E>                                      50,799,028<F2>
<DEPRECIATION>                            (24,254,369)<F3>
<TOTAL-ASSETS>                              31,930,813
<CURRENT-LIABILITIES>                          857,671
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    31,073,142<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                31,930,813
<SALES>                                              0
<TOTAL-REVENUES>                             6,211,145<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            10,091,145<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,880,000)<F7>
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes all receivables included in "other assets" on the Balance Sheet.
<F2>Retail centers of $50,799,028.
<F3>Includes accumulated depreciation of 19,565,270 and property revaluation of
4,689,099.
<F4>Deficit of the General Partners of ($283,614), equity of Limited Partners of
$31,187,235 and unrealized holding gain on mortgage backed securities of $169,521.
<F5>Includes all revenue of the Partnership.
<F6>Includes all expenses of the Partnership.
<F7>Net loss allocated ($77,600) to the General Partners and ($3,802,400) to the
Limited Partners.

